Exhibit 6
iCONSUMER CORP.
2016 EQUITY INCENTIVE PLAN

ARTICLE 1
Establishment and Purposes of the Plan.
iConsumer Corp., a Delaware corporation (the “Company”), hereby establishes this equity incentive plan to be known as the iConsumer Corp. 2016 Equity Incentive Plan (the “Plan”). The Plan was duly adopted by the Board of Directors of the Company (the “Board”) on December 31, 2016 (the “Effective Date”).
1.1
Purposes of the Plan. The purposes of this Plan are:
(a)
to attract and retain the best available personnel for positions of substantial responsibility;
(b)
to provide additional incentive to Employees, Directors and Consultants; and
(c)
to promote the success of the Company’s business.
ARTICLE 2
Definitions
2.1
As used herein, the following terms shall have the meanings set forth below, unless otherwise clearly required by the context:
(a)
“Adverse Conduct” means, for purposes of Article 13, any conduct that violates the non-disclosure, non-compete or employment agreement between the Awardee and the Company, as appliacable for any individual Awardee, the terms of which are hereby incorporated by reference. In lieu of any such agreement, Adverse Conduct shall mean any of the following:
(1)
In the case of an Awardee who is an Employee, the Awardee’s rendering of services for any organization or engaging directly or indirectly in any business which is or becomes competitive with the Company, or which organization or business, or the rendering of services to such organization or business, is or becomes otherwise prejudicial to or in conflict with the interests of the Company in violation of any noncompetition or other similar agreement between the Company and the Employee;
(2)
An Awardee’s unauthorized disclosure to anyone outside the Company, or the use in other than the Company’s business, of any confidential information or material relating to the business of the Company, acquired by the Awardee either during or after employment with the Company or either during or after having provided services to the Company as a Consultant;
(3)
An Awardee’s failure or refusal to disclose promptly and to assign to the Company, all right, title and interest in any invention or idea, patentable or not, made or conceived by the Awardee during employment by the Company, relating in any manner to the actual or anticipated business, research or development work of the Company or the failure or refusal to do anything reasonably necessary to enable the Company to secure a patent where appropriate in the United States and in other countries where the Awardee has a legal obligation to so disclose, assign or take such actions;

(4)
Activity by the Awardee that results in termination of the Awardee’s employment or services for the Company for Cause;
(5)
An Awardee’s violation of any written Company rules, policies, procedures or guidelines regarding business conduct, where such rules, policies, procedures or guidelines have been distributed or made available to the Awardee; or
(6)
Any attempt directly or indirectly to induce any employee of the Company to be employed or perform services elsewhere or any attempt directly or indirectly to solicit the trade or business of any current or prospective customer, supplier or partner of the Company in violation of any noncompetition or other similar agreement between the Company and the Employee;
(b)
“Applicable Laws” means the requirements relating to the administration of stock incentive plans under U.S. state corporate laws, rules and regulations, U.S. federal and state securities laws, rules and regulations, the Code, any stock exchange or quotation system on which the Shares are listed or quoted and the applicable laws of any foreign country or jurisdiction where Awards are, or will be, granted under the Plan.
(c)
“Award” means an Option, Stock Appreciation Right, Restricted Stock, Restricted Stock Unit, Performance Award or Bonus Shares granted under the Plan.
(d)
“Award Agreement” means a written or electronic agreement between an Awardee and the Company evidencing the terms and conditions of an Award granted pursuant to the Plan. An Award Agreement is subject to the terms and conditions of the Plan.
(e)
“Awardee” means the Service Provider-recipient of an outstanding Award granted under the Plan.
(f)
“Board” means the Board of Directors of the Company.
(g)
“Bonus Shares” means Shares that are granted to a Service Provider pursuant to Article 11 of the Plan without cost and without restrictions in recognition of past performance (whether determined by reference to another employee benefit plan of the Company or otherwise) or as an incentive to become a Service Provider of the Company or a Subsidiary.
(h)
“Cause” means, unless otherwise defined for a particular Awardee in an Award Agreement or in an employment or consulting agreement between the Company and such Awardee which addresses the effect of a termination for Cause (as therein defined) on benefits hereunder:
(1)
an Awardee’s commission of a felony or other crime involving fraud, dishonesty or moral turpitude;

(2)
an Awardee’s willful or reckless misconduct in the performance of the Awardee’s duties;
(3)
an Awardee’s habitual neglect of duties; provided, however that the Awardee is given at least ten (10) days prior written notice of such habitual neglect and the opportunity to cure any curable neglect; or
(4)
an Awardee’s breach or violation of any agreement between the Awardee and the Company, including but not limited to any noncompetition, nonsolicitation, or nondisclosure undertaking, or of any Company policy
Notwithstanding the foregoing, for purposes of clauses (2) and (3) above, Cause shall not include bad judgment or negligent acts not amounting to habitual neglect of duties. An Awardee who agrees to resign his affiliation with the Company or a Subsidiary in lieu of being terminated for Cause may be deemed to have been terminated for Cause for purposes of this Plan.
(i)
“Change in Control” means the occurrence of any of the following events:
(1)
Any “person” (as such term is used in Sections 13(d) and 14(d) of the Exchange Act) becomes the “beneficial owner” (as defined in Rule 13d-3 of the Exchange Act), directly or indirectly, of securities of the Company representing fifty percent (50%) or more of the total voting power represented by the Company’s then outstanding voting securities;
(2)
The consummation of the sale or disposition by the Company of all or substantially all of the Company’s assets;
(3)
A change in the composition of the Board occurring within a two (2)-year period, as a result of which fewer than a majority of the directors are Incumbent Directors. “Incumbent Directors” means directors who either (A) are Directors as of the effective date of the Plan, or (B) are elected, or nominated for election, to the Board with the affirmative votes of at least a majority of the Incumbent Directors at the time of such election or nomination (but will not include an individual whose election or nomination is in connection with an actual or threatened proxy contest relating to the election of directors to the Company); or
(4)
The consummation of a merger or consolidation of the Company with any other corporation, other than a merger or consolidation which would result in the voting securities of the Company outstanding immediately prior thereto continuing to represent (either by remaining outstanding or by being converted into voting securities of the surviving entity or its parent) at least fifty percent (50%) of the total voting power represented by the voting securities of the Company or such surviving entity or its parent outstanding immediately after such merger or consolidation.
(j)
“Code” means the Internal Revenue Code of 1986, as amended, and any regulations and rulings thereunder.

(k)
“Committee” means the Board or the committee of the Board designated by the Board to administer this Plan in accordance with Article 4 of the Plan.
(l)
“Company” means iConsumer Corp., a Delaware corporation.
(m)
“Consultant” means a person, including an advisor, engaged by the Company or a Parent or Subsidiary to render services to such entity (other than an Employee or Director).
(n)
“Date of Grant” means the date on which the Committee completes the corporate action granting an Award or such other later date following the completion of such corporate action as is established by the Committee and set forth in the Award Agreement. Notice of a grant shall be provided to each Awardee within a reasonable time after the date of such grant.
(o)
“Director” means a member of the Board.
(p)
“Disability” or “Disabled” means:
(1)
as to an Incentive Stock Option, a total and permanent disability as defined in Code Section 22(e)(3);
(2)
as to an Award (other than an Incentive Stock Option), that constitutes “deferred compensation” for purposes of Code Section 409A:
(A)
The Awardee is unable to engage in any substantial gainful activity by reason of any medically determinable physical or mental impairment that can be expected to result in death or can be expected to last for a continuous period of not less than 12 months;
(B)
The Awardee is, by reason of any medically determinable physical or mental impairment that can be expected to result in death or can be expected to last for a continuous period of not less than 12 months, receiving income replacement benefits for a period of not less than three months under an accident and health plan covering employees of the Company;
(C)
The Awardee is determined to be totally disabled by the Social Security Administration; or
(D)
The Awardee is determined to be disabled under a disability insurance program applying the definition of disability set forth in either Subsection (A) or (C) of this definition; and
(3)
As to all other Awards, as determined by the Committee.
(q)
“Effective Date” means December 31, 2016.
(r)
“Employee” means any person, including Officers and Directors, employed by the Company or any Parent or Subsidiary of the Company. Neither service as a Director nor payment of a director’s fee by the Company shall be sufficient to constitute “employment” by the Company.

(s)
“Exchange Act” means the Securities Exchange Act of 1934, as amended, and any regulations and rulings thereunder.
(t)
“Fair Market Value” means, as of any date, the value of the Shares determined as follows:
(1)
If the Shares are listed on any established stock exchange or a national market system, including without limitation the Nasdaq Global Market, The Nasdaq Global Select Market or The Nasdaq Capital Market of The Nasdaq Stock Market, its Fair Market Value shall be the closing sales price for such stock (or the closing bid, if no sales were reported) as quoted on such exchange or system for the last market trading day prior to the time of determination, as reported in The Wall Street Journal or such other source as the Committee deems reliable;
(2)
If the Shares are regularly quoted by a recognized securities dealer but selling prices are not reported, the Fair Market Value of a Share shall be the mean between the high bid and low asked prices for the Share on the last market trading day prior to the day of determination, as reported in The Wall Street Journal or such other source as the Committee deems reliable; or
(3)
In the absence of an established market for the Shares, the Fair Market Value shall be determined in good faith by the Committee by the reasonable application of a reasonable valuation method based on the facts and circumstances as of the valuation date consistent with Treasury Regulation 1.409A-1(b)(iv)(B).
(u)
“Incentive Stock Option” means an Option intended to qualify as an incentive stock option within the meaning of Code Section 422.
(v)
“Modification” means any change in the terms of an Option or a Stock Appreciation Right (or change in the terms of the Plan or applicable Option or Stock Appreciation Right agreement) that may provide the holder of the Option or Stock Appreciation Right with a direct or indirect reduction in the exercise price of the Option or Stock Appreciation Right, or an additional deferral feature, or an extension or renewal of the Option or Stock Appreciation Right, regardless of whether the holder in fact benefits from the change in terms.
(1)
An extension of an Option or Stock Appreciation Right refers to the granting to the holder of an additional period of time within which to exercise the Option or Stock Appreciation Right.
(2)
A renewal of an Option or Stock Appreciation Right is the granting by the Company of the same rights or privileges contained in the original Option or Stock Appreciation Right on the same terms and conditions.
(3)
Notwithstanding the foregoing provisions of this Section 2.1(y)(3), it is not a Modification of an Option or Stock Appreciation Right to provide an additional period of time within which to exercise the Option or Stock Appreciation Right if such additional period of time ends no later than (i) the original term of the Option or Stock Appreciation Right, or (ii) ten (10) years, and it is not a Modification to change the terms of an Option or Stock Appreciation Right in any of the ways or for any of the purposes specifically described in applicable Treasury Regulations under Code Section 409A as not resulting in a modification, extension or renewal of a stock right, or the granting of a new stock right, for purposes of that section.

(w)
“Nonstatutory Stock Option” means an Option not intended to qualify as an Incentive Stock Option.
(x)
“Notice of Grant” means a written or electronic notice evidencing certain terms and conditions of an individual Award grant. The Notice of Grant is part of the Award Agreement.
(y)
“Officer” means a person who is an officer of the Company within the meaning of Section 16 of the Exchange Act.
(z)
“Option” means a stock option granted under the Plan pursuant to Article 6 of the Plan.
(aa)
“Option Agreement” means an Award Agreement between the Company and an Optionee evidencing the terms and conditions of an individual Option granted to the Optionee pursuant to the Plan. The Option Agreement is subject to the terms and conditions of the Plan.
(bb)
“Optioned Stock” means the Shares subject to an Option.
(cc)
“Optionee” means the holder of an outstanding Option granted under the Plan.
(dd)
“Parent” means a “parent corporation,” whether now or hereafter existing, as defined in Section 424(e) of the Code.
(ee)
“Performance Award” means an Award granted under the Plan pursuant to Article 10 of the Plan.
(ff)
“Performance Factors” means the performance of the Company or any Subsidiary, division, business unit or individual using one of the following measures, either on an operating or GAAP basis where applicable, and including measuring the performance of any of the following relative to a defined peer group of companies: revenue; net revenue; revenue growth; net revenue growth; earnings (including on a per share basis); earnings growth rate (including on a per share basis); earnings before interest, taxes, depreciation and amortization (“EBITDA”); total shareholder return; profitability; return on equity; return on capital; return on assets, cash flow, including free cash flow; cost savings; process improvement goals; achievement of balance sheet or income statement objective goals; product units shipped; membership acquisition and retention goals; and capital expenditures. When establishing Performance Factors for a Performance Period, the Committee may exclude any or all “extraordinary items” as determined under U.S. generally accepted accounting principles, including without limitation, the charges or costs associated with restructurings of the Company, discontinued operations, other unusual or nonrecurring items, and the cumulative effects of accounting changes.

(gg)
“Performance Period” means the period of 12 months or longer, but not exceeding five years, established by the Committee in connection with the grant of an Award for which the Committee has established performance objectives.
(hh)
“Parent” means a “parent corporation,” whether now or hereafter existing, as defined in Code Section 424(e).
(ii)
“Plan” means this iConsumer Corp. 2016 Equity Incentive Plan, as amended from time to time.
(jj)
“Restricted Stock” means Shares granted under the Plan pursuant to Article 8 of the Plan.
(kk)
“Restricted Stock Agreement” means an Award Agreement between the Company and an Awardee evidencing the terms and conditions of a grant of Restricted Stock to the Awardee. The Restricted Stock Agreement is subject to the terms and conditions of the Plan.
(ll)
“Restricted Stock Unit” means an Award granted under the Plan pursuant to Article 9 of the Plan.
(mm)
“Rule 16b-3” means Rule 16b-3 of the Exchange Act or any successor to Rule 16b-3, as in effect when discretion is being exercised with respect to the Plan.
(nn)
“Securities Act” means the Securities Act of 1933, as amended, and any regulations and rulings thereunder.
(oo)
“Service Provider” means an Employee, Director or Consultant.
(pp)
“Share” means a share of Series A, Non-Voting Preferred Stock of the Company, as adjusted in accordance with Article 12 of the Plan.
(qq)
“Stock Appreciation Right” means a right to receive Shares or cash from the Company pursuant to Article 7 of the Plan.
(rr)
“Subsidiary” means a “subsidiary corporation”, whether now or hereafter existing, as defined in Code Section 424(f).
(ss)
“Termination” means the termination of an Awardee’s employment or service with the Company and all Subsidiaries. An Employee’s transfer between locations of the Company or between the Company, its Parent, any Subsidiary, or any successor does not constitute a Termination. A Service Provider for a Subsidiary shall, however, incur a Termination if the Subsidiary ceases to be a Subsidiary and the Service Provider does not immediately thereafter become a Service Provider of the Company or another Subsidiary.
(1)
A Service Provider who is an Employee shall not incur a Termination in the case of any leave of absence approved by the Company, except, that:

(2)
For purposes of Incentive Stock Options, no leave of absence may exceed ninety (90) days, unless reemployment upon expiration of such leave is guaranteed by statute or contract. If reemployment upon expiration of a leave of absence approved by the Company is not so guaranteed, on the one hundred eighty-first (181st) day of such leave, any Incentive Stock Option held by the Optionee shall cease to be treated as an Incentive Stock Option and shall be treated for tax purposes as a Nonstatutory Stock Option.
(3)
For purposes of an Award (other than an Incentive Stock Option), that constitutes “deferred compensation” for purposes of Code Section 409A, if reemployment upon expiration of a leave of absence approved by the Company is not guaranteed by statute or contract, the Awardee shall be deemed to have incurred a Termination on the one hundred eighty-first (181st) day of such leave.
2.2
In addition, certain terms used herein that are capitalized and set forth in quotes shall have the definitions ascribed to them in the first place in which they are used.
2.3
In applying the Plan’s definitions, the masculine shall include the feminine and the singular shall include the plural, and vice versa.

ARTICLE 3
Type of Awards; Shares Subject to the Plan
3.1
Types of Awards. The following types of Awards may be granted under the Plan: Options, Stock Appreciation Rights, Restricted Stock, Restricted Stock Units, Performance Awards, and Bonus Shares. Options granted under the Plan may be Incentive Stock Options or Nonstatutory Stock Options, as determined by the Committee at the time of grant.
3.2
Shares Subject to the Plan. Subject to adjustment as provided in Article 12 of the Plan, the maximum number of Shares which may be awarded or sold under the Plan is twenty million (20,000,000) Shares. All of the Shares that may be issued under this Plan may be issued upon the exercise of Options that qualify as Incentive Stock Options. The Shares may be authorized, but unissued, or reacquired Series A Non-Voting Preferred Stock.
(a)
If an Award covered by one or more Shares is settled in cash or is forfeited without the delivery of Shares, such Shares shall again become available for future grant or sale under the Plan (unless the Plan has been terminated).
(b)
If an Option or Stock Appreciation Right expires or becomes unexercisable without having been exercised in full, the unpurchased Share or Shares which were subject thereto shall become available for future grant or sale under the Plan (unless the Plan has terminated); provided, however, that Shares that have actually been issued under the Plan shall not be returned to the Plan and shall not become available for future distribution under the Plan;
(c)
If an Optionee tenders previously-acquired Shares in payment of the exercise price of an Option or if Shares are withheld in payment of the Option exercise price, the number of Shares represented thereby shall again be available for further Awards under the Plan;

(d)
If a Stock Appreciation Right is exercised and settled in Shares, the difference between the total Shares exercised and the net Shares delivered shall again be available for further awards under the Plan; and
(e)
If an Awardee tenders previously-acquired Shares in satisfaction of applicable tax withholding obligations, or if any Shares covered by an Award are not delivered to the Awardee because such Shares are withheld to satisfy applicable tax withholding obligations, such Shares shall again be available for further Awards under the Plan.
3.3
Individual Award Limits. The maximum number of Shares with respect to which Awards may be granted in a single calendar year to an individual Awardee (including Awards that are denominated in Shares but may be settled by payment of an equivalent amount in cash) may not exceed two million (2,000,000) Shares. The maximum amount of Awards denominated in cash (including Awards that are denominated in cash but may be settled by payment of an equivalent amount in Shares) that may be granted in a single calendar year to an individual Awardee may not exceed $500,000.
3.4
Substitute Awards. The Committee may grant Awards under the Plan in substitution for stock and stock based awards held by service providers of another corporation in connection with a merger or consolidation of the other corporation with the Company or a Subsidiary or the acquisition by the Company or a Subsidiary of property or stock of the other corporation. The Committee may direct that the substitute Awards be granted on such terms and conditions as the Committee considers appropriate in the circumstances. Such substitution of any outstanding stock option or stock appreciation right must satisfy the requirements of Treasury Regulation §1.424-1 and Code Section 409A, as applicable. Any substitute Awards granted under the Plan shall not count against the share limitation set forth in Section 3.2 of the Plan.
ARTICLE 4
Administration of the Plan
4.1
Procedure.
(a)
Multiple Administrative Bodies. The Board shall appoint a committee of the Board to administer the Plan. The committee so appointed may consist of the Board itself.
(1)
The Board may appoint different committees to administer the Plan with respect to different groups of Service Providers, in which case, the Board shall specify the duties and authority of each such committee, and, to the extent such authority has been delegated by the Board, each such committee shall be the “Committee” for purposes of the Plan.
(2)
The Board may delegate to the Company’s chief executive officer all or part of the Committee’s duties with respect to Awards, including the granting thereof. To the extent such authority has been delegated by the Board, the Company’s chief executive officer shall be the “Committee” for purposes of the Plan.

(3)
The Board may revoke or amend the terms of a delegation at any time but such action shall not invalidate any prior actions of the Board’s delegate or delegates that were consistent with the terms of the Plan.
(4)
Unless expressly delegated, the Board has reserved to itself the authority to amend, alter, suspend or terminate the Plan.
(b)
Rule 16b-3. To the extent that the Committee determines it to be desirable to qualify transactions hereunder as exempt under Rule 16b-3, the Plan shall be administered by a Committee of two or more “non-employee directors” within the meaning of Rule 16-3 and the transactions contemplated hereunder shall be structured to satisfy the requirements for exemption under Rule 16b-3.
(c)
Exchange Requirements. To the extent required, the Plan shall be administered by a Committee of “independent directors” within the meaning of any applicable stock exchange rule.
4.2
Powers of the Committee. Subject to the provisions of the Plan and subject to the specific duties delegated by the Board to such Committee, the Committee shall have the authority, in its sole discretion:
(a)
to determine type of Awards (i.e., Options, Stock Appreciation Rights, Restricted Stock, Restricted Stock Units, Performance Awards and/or Bonus Shares) to be granted hereunder;
(b)
to determine the Fair Market Value;
(c)
to select the Service Providers to whom Awards may be granted;
(d)
to determine the number of Shares to be covered by each Award granted hereunder;
(e)
to approve forms of agreements for use under the Plan;
(f)
to determine the terms and conditions, not inconsistent with the terms of the Plan, of any Award granted hereunder. Such terms and conditions include, but are not limited to:
(1)
in the case of an Option or Stock Appreciation Right, the time or times when Options may be exercised (which may be based on performance objectives);
(2)
in the case of a grant of Restricted Stock, the amount (if any) of the consideration to be paid by a Service Provider for such Restricted Stock;
(3)
any vesting acceleration or waiver of forfeiture restrictions with respect to Awards, and any restriction or limitation regarding any Award or the Shares relating thereto, based in each case on such factors as the Committee, in its sole discretion, shall determine;
(g)
to construe and interpret the terms of the Plan and Awards granted pursuant to the Plan;

(h)
to prescribe, amend and rescind rules and regulations relating to the Plan, including rules and regulations relating to sub-plans established for the purpose of qualifying for preferred tax treatment under foreign tax laws;
(i)
to modify or amend each Award (subject to Article 16 of the Plan);
(j)
to allow Optionees to satisfy withholding tax obligations by electing to have the Company withhold from the Shares to be issued upon exercise of an Award that number of Shares having a Fair Market Value equal to the amount required to be withheld. The Fair Market Value of the Shares to be withheld shall be determined on the date that the amount of tax to be withheld is to be determined. All elections by an Optionee to have Shares withheld for this purpose shall be made in such form and under such conditions as the Committee may deem necessary or advisable;
(k)
to authorize any person to execute on behalf of the Company any instrument required to effect the grant of an Award previously granted by the Committee;
(l)
to cancel any unexpired or unpaid Options if at any time the Committee determines the Optionee is not in compliance with the terms and conditions (including, but not limited to any noncompete or nonsolicitation provisions) of the Option Agreement related to such Options; and
(m)
to make all other determinations deemed necessary or advisable for administering the Plan.
4.3
Effect of Committee’s Decision. The Committee’s decisions, determinations and interpretations shall be final and binding on all Awardees and any other holders of Awards. No member of the Board or of any of the Committees administering the Plan shall be liable for any action or determination made with respect to the Plan or any grant thereunder.
ARTICLE 5
Eligibility
5.1
The Committee may grant Nonstatutory Stock Options, Restricted Stock, Restricted Stock Awards, Performance Awards, and Bonus Shares to all Service Providers. Incentive Stock Options may be granted only to Employees. The provisions of Awards need not be the same with respect to each recipient. Each grant of an Award shall be confirmed by, and subject to the terms of an Award Agreement.

ARTICLE 6
Options
6.1
Generally. Subject to the limitations of the Plan, the Committee may make grants of Options to Service Providers.
6.2
Designation As Either An Incentive Stock Option or As A Nonstatutory Stock Option; $100,000 Limitation. Each Option shall be designated in the Option Agreement as either an Incentive Stock Option or a Nonstatutory Stock Option. However, notwithstanding such designation, to the extent that the aggregate Fair Market Value of the Shares with respect to which Incentive Stock Options are exercisable for the first time by the Optionee during any calendar year (under all plans of the Company and any Parent or Subsidiary) exceeds One Hundred Thousand Dollars ($100,000), such Options shall be treated as Nonstatutory Stock Options. For purposes of this Section 6.2, Incentive Stock Options shall be taken into account in the order in which they were granted. The Fair Market Value of the Shares shall be determined as of the time the Option with respect to such Shares is granted.

6.3
Option Term. The term of each Option shall be ten (10) years from the date of grant or such shorter term as may be provided in the Option Agreement. In the case of an Incentive Stock Option granted to an Optionee who, at the time the Incentive Stock Option is granted, owns stock representing more than ten percent (10%) of the total combined voting power of all classes of stock of the Company or any Parent or Subsidiary, the term of the Incentive Stock Option shall be five (5) years from the date of grant or such shorter term as may be provided in the Option Agreement.
6.4
Exercise Price. The per share exercise price for the Shares to be issued pursuant to exercise of an Option shall be determined by the Committee, subject to the following:
(a)
In the case of an Incentive Stock Option,
(1)
granted to an Employee who, at the time the Incentive Stock Option is granted, owns stock representing more than ten percent (10%) of the voting power of all classes of stock of the Company or any Parent or Subsidiary, the per Share exercise price shall be no less than one hundred ten percent (110%) of the Fair Market Value per Share on the Date of Grant.
(2)
granted to any Employee other than an Employee described in paragraph (1) immediately above, the per Share exercise price shall be no less than one hundred percent (100%) of the Fair Market Value per Share on the Date of Grant.
(b)
In the case of a Nonstatutory Stock Option, the per Share exercise price shall be determined by the Committee; provided, however, that the per Share exercise price shall not be less than one hundred percent (100%) of the Fair Market Value per Share on the Date of Grant.
6.5
Waiting Period and Exercise Dates. At the time an Option is granted, the Committee shall fix the period within which the Option may be exercised and shall determine any conditions which must be satisfied before the Option may be exercised.
6.6
Form of Consideration. The Committee shall determine the acceptable form of consideration for exercising an Option, including the method of payment. Such consideration may consist entirely of:
(a)
cash;
(b)
check;
(c)
other Shares which (1) in the case of Shares acquired upon exercise of an Option, have been owned by the Optionee for more than six (6) months on the date of surrender, and (2) have a Fair Market Value on the date of surrender equal to the aggregate exercise price of the Shares as to which said Option shall be exercised;

(d)
consideration received by the Company under a cashless exercise program implemented by the Company in connection with the Plan to the extent permitted by Applicable Laws;
(e)
a reduction in the amount of any Company liability to the Optionee;
(f)
any combination of the foregoing methods of payment; or
(g)
such other consideration and method of payment for the issuance of Shares to the extent permitted by Applicable Laws.
In the case of an Incentive Stock Option, the Committee shall determine the acceptable form of consideration at the time of grant.
6.7
Procedure for Exercise; Rights as a Shareholder. Any Option granted hereunder shall be exercisable according to the terms of the Plan and at such times and under such conditions as determined by the Committee and set forth in the Option Agreement. Unless the Committee provides otherwise, vesting of any Option granted hereunder shall be tolled during any unpaid leave of absence. An Option may not be exercised for a fraction of a Share.
(a)
An Option shall be deemed exercised when the Company receives: (i) written or electronic notice of exercise (in accordance with the Option Agreement) from the person entitled to exercise the Option, (ii) full payment for the Shares with respect to which the Option is exercised, and (iii) any other written representations, covenants, and undertakings that the Company may prescribe in the Option Agreement. Full payment may consist of any consideration and method of payment authorized by the Committee and permitted by the Option Agreement and the Plan. Shares issued upon exercise of an Option shall be issued in the name of the Optionee or, if requested by the Optionee, in the name of the Optionee and his or her spouse. Until the Shares are issued (as evidenced by the appropriate entry on the books of the Company or of a duly authorized transfer agent of the Company), no right to vote or receive dividends or any other rights as a shareholder shall exist with respect to the Optioned Stock, notwithstanding the exercise of the Option. The Company shall issue (or cause to be issued) such Shares promptly after the Option is exercised. No adjustment will be made for a dividend or other right for which the record date is prior to the date the Shares are issued, except as provided in Article 12 of the Plan.
(b)
Exercising an Option in any manner shall decrease the number of Shares thereafter available, both for purposes of the Plan and for sale under the Option, by the number of Shares as to which the Option is exercised.
(c)
The Committee may suspend the right to exercise a Stock Option at any time when the Committee determines that allowing the exercise and issuance of Stock would violate any federal or state securities or other laws. The Committee may provide that any time periods to exercise the Stock Option are extended during a period of suspension.
6.8
Notification under Code Section 83(b). If the Optionee, in connection with the exercise of any Option, makes the election permitted under Code Section 83(b) to include in such Optionee’s gross income in the year of transfer the amounts specified in Code Section 83(b), then such Optionee shall notify the Company of such election within ten (10) days of filing the notice of the election with the Internal Revenue Service, in addition to any filing and notification required pursuant to regulations issued under Code Section 83(b). The Committee may, in connection with the grant of an Option or at any time thereafter prior to such an election being made, prohibit an Optionee from making the election described above.

6.9
Buyout Provisions. The Committee may at any time offer to buy out for a payment in cash or Shares an Option previously granted based on such terms and conditions as the Committee shall establish and communicate to the Optionee at the time that such offer is made.
6.10
Modifications Generally Prohibited. Once granted, no Modification shall be made in respect to any Option if such Modification would result in the Option constituting a deferral of compensation or having an additional deferral feature within the meaning of applicable Treasury Regulations under Code Section 409A.
6.11
Non-Transferability of Options. An Option that is an Incentive Stock Option may not be sold, pledged, assigned, hypothecated, transferred, or disposed of in any manner other than by will or by the laws of descent or distribution and may be exercised, during the lifetime of the Optionee, only by the Optionee. Unless determined otherwise by the Committee, a Nonstautory Stock Option may not be sold, pledged, assigned, hypothecated, transferred, or disposed of in any manner other than by will or by the laws of descent or distribution and may be exercised, during the lifetime of the Optionee, only by the Optionee. If the Committee grants a Nonstatutory Stock Option that is transferable, the Option Agreement for such Nonstatutory Stock Option shall contain such additional terms and conditions governing the Option’s transferability as the Committee deems appropriate.
6.12
Termination of Service Provider For Cause. If a Service Provider is terminated for Cause, any unexercised Option shall terminate effective immediately upon such termination.
6.13
Disability of Optionee. If an Optionee ceases to be a Service Provider as a result of the Optionee’s Disability, the Optionee may exercise his or her Option within such period of time as is specified in the Option Agreement to the extent the Option is vested and exercisable on the date of termination (but in no event later than the expiration of the term of such Option as set forth in the Option Agreement); provided, however, that the time specified in the Option Agreement shall not be less than six (6) months. In the absence of a specified time in the Option Agreement, the Option shall remain exercisable for twelve (12) months following the Optionee’s termination. If, on the date of termination, the Optionee is not vested as to his or her entire Option, the Shares covered by the unvested portion of the Option shall revert to the Plan. If, after termination, the Optionee does not exercise his or her Option within the time specified herein, the Option shall terminate, and the Shares covered by such Option shall revert to the Plan.
6.14
Death of Optionee. If an Optionee dies while a Service Provider, the Option may be exercised within such period of time as is specified in the Option Agreement (but in no event later than the expiration of the term of such Option as set forth in the Notice of Grant), by the Optionee’s estate or by a person who acquires the right to exercise the Option by bequest or inheritance, but only to the extent that the Option is vested and exercisable on the date of death; provided, however, that the time specified in the Option Agreement shall not be less than six (6) months. In the absence of a specified time in the Option Agreement, the Option shall remain exercisable for six (6) months following the Optionee’s death. If, at the time of death, the Optionee is not vested as to his or her entire Option, the Shares covered by the unvested portion of the Option shall immediately revert to the Plan. The Option may be exercised by the executor or administrator of the Optionee’s estate or, if none, by the person(s) entitled to exercise the Option under the Optionee’s will or the laws of descent or distribution. If the Option is not so exercised within the time specified herein, the Option shall terminate, and the Shares covered by such Option shall revert to the Plan.

6.15
For Any Other Reason. If an Optionee ceases to be a Service Provider, other than for Cause or upon the Optionee’s death or Disability, the Optionee may exercise his or her Option within such period of time as is specified in the Option Agreement to the extent that the Option is vested and exercisable on the date of termination (but in no event later than the expiration of the term of such Option as set forth in the Option Agreement); provided, however, that the time specified in the Option Agreement shall not be less than thirty (30) days. In the absence of a specified time in the Option Agreement, the Option shall remain exercisable for three (3) months following the Optionee’s termination. If, on the date of termination, the Optionee is not vested as to his or her entire Option, the Shares covered by the unvested portion of the Option shall revert to the Plan. If, after termination, the Optionee does not exercise his or her Option within the time specified by the Committee, the Option shall terminate, and the Shares covered by such Option shall revert to the Plan.
ARTICLE 7
Stock Appreciation Rights
7.1
Generally. Subject to the limitations of the Plan, the Committee may grant Stock Appreciation Rights to Service Providers. Stock Appreciation Rights may be granted in connection with, and on the same Date of Grant, as all or any part of an Option to a Service Provider or may be granted as a separate Award.
7.2
Stock Appreciation Rights Not Granted In Connection With Options. The following provisions apply to all Stock Appreciation Rights that are not granted in connection with Options:
(a)
Described. A Stock Appreciation Right shall entitle the Awardee, upon exercise of all or any part of the Stock Appreciation Right, to receive in exchange from the Company an amount equal to the excess of (x) the Fair Market Value on the date of exercise of the Shares covered by the surrendered Stock Appreciation Right over (y) the Fair Market Value of the Shares on the Date of Grant of the Stock Appreciation Right. The Committee may not revise or amend a Stock Appreciation Right to reduce the Fair Market Value of the Stock Appreciation Right on the Date of Grant, except as provided in Article 12 of the Plan.
(b)
Term. The term of each Stock Appreciation Right shall be ten (10) years from the Date of Grant or such shorter term as may be provided in the Award Agreement. No Stock Appreciation Right may be exercised after the expiration of its term.
(c)
Waiting Period and Exercise Dates. At the time a Stock Appreciation Right is granted, the Committee shall fix the period within which the Stock Appreciation Right may be exercised and shall determine any conditions which must be satisfied before the Stock Appreciation Right may be exercised. A Stock Appreciation Right may only be exercised at a time when the Fair Market Value of the Shares covered by the Stock Appreciation Right exceeds the Fair Market Value of the Shares on the Date of Grant of the Stock Appreciation Right.

(d)
Exercise. Any Stock Appreciation Right granted hereunder shall be exercisable according to the terms of the Plan and at such times and under such conditions as determined by the Committee and set forth in the Award Agreement. Unless the Committee provides otherwise, vesting of any Stock Appreciation Right granted hereunder shall be tolled during any unpaid leave of absence. A Stock Appreciation Right may not be exercised for a fraction of a Share.
(e)
Effect of Exercise Upon Available Shares. Exercising a Stock Appreciation Right in any manner shall decrease the number of Shares thereafter available, both for purposes of the Plan and for sale under the Stock Appreciation Right, by the number of Shares as to which the Stock Appreciation Right is exercised.
(f)
Notification under Code Section 83(b). If the Awardee, in connection with the exercise of any Stock Appreciation Right, makes the election permitted under Code Section 83(b) to include in such Awardee’s gross income in the year of transfer the amounts specified in Code Section 83(b), then such Awardee shall notify the Company of such election within ten (10) days of filing the notice of the election with the Internal Revenue Service, in addition to any filing and notification required pursuant to regulations issued under Code Section 83(b). The Committee may, in connection with the grant of a Stock Appreciation Right or at any time thereafter prior to such an election being made, prohibit an Awardee from making the election described above.
(g)
Buyout Provisions. The Committee may at any time offer to buy out for a payment in cash or Shares a Stock Appreciation Right previously granted based on such terms and conditions as the Committee shall establish and communicate to the Awardee at the time that such offer is made.
(h)
Non-Transferability of Stock Appreciation Rights. Unless determined otherwise by the Committee, a Stock Appreciation Right may not be sold, pledged, assigned, hypothecated, transferred, or disposed of in any manner other than by will or by the laws of descent or distribution and may be exercised, during the lifetime of the Awardee, only by the Awardee. If the Committee grants a Stock Appreciation Right that is transferable, the Award Agreement for such Stock Appreciation Right shall contain such additional terms and conditions governing the Stock Appreciation Right’s transferability as the Committee deems appropriate.
(i)
Termination of Service Provider For Cause. If a Service Provider is terminated for Cause, any unexercised Stock Appreciation Right shall terminate effective immediately upon such termination.
(j)
Disability of Awardee. If an Awardee ceases to be a Service Provider as a result of the Awardee’s Disability, the Awardee may exercise his or her Stock Appreciation Right within such period of time as is specified in the Award Agreement to the extent the Stock Appreciation Right is vested and exercisable on the date of termination (but in no event later than the expiration of the term of such Stock Appreciation Right as set forth in the Award Agreement); provided, however, that the time specified in the Award Agreement shall not be less than six (6) months. In the absence of a specified time in the Award Agreement, the Stock Appreciation Right shall remain exercisable for twelve (12) months following the Awardee’s termination. If, on the date of termination, the Awardee is not vested as to his or her entire Stock Appreciation Right, the Shares covered by the unvested portion of the Stock Appreciation Right shall revert to the Plan. If, after termination, the Awardee does not exercise his or her Stock Appreciation Right within the time specified herein, the Stock Appreciation Right shall terminate, and the Shares covered by such Stock Appreciation Right shall revert to the Plan.

(k)
Death of Awardee. If an Awardee dies while a Service Provider, the Stock Appreciation Right may be exercised within such period of time as is specified in the Award Agreement (but in no event later than the expiration of the term of such Stock Appreciation Right as set forth in the Notice of Grant), by the Awardee’s estate or by a person who acquires the right to exercise the Stock Appreciation Right by bequest or inheritance, but only to the extent that the Stock Appreciation Right is vested and exercisable on the date of death; provided, however, that the time specified in the Award Agreement shall not be less than six (6) months. In the absence of a specified time in the Award Agreement, the Stock Appreciation Right shall remain exercisable for six (6) months following the Awardee’s death. If, at the time of death, the Awardee is not vested as to his or her entire Stock Appreciation Right, the Shares covered by the unvested portion of the Stock Appreciation Right shall immediately revert to the Plan. The Stock Appreciation Right may be exercised by the executor or administrator of the Awardee’s estate or, if none, by the person(s) entitled to exercise the Stock Appreciation Right under the Awardee’s will or the laws of descent or distribution. If the Stock Appreciation Right is not so exercised within the time specified herein, the Stock Appreciation Right shall terminate, and the Shares covered by such Stock Appreciation Right shall revert to the Plan.
(l)
For Any Other Reason. If an Awardee ceases to be a Service Provider, other than for Cause or upon the Awardee’s death or Disability, the Awardee may exercise his or her Stock Appreciation Right within such period of time as is specified in the Award Agreement to the extent that the Stock Appreciation Right is vested and exercisable on the date of termination (but in no event later than the expiration of the term of such Stock Appreciation Right as set forth in the Award Agreement); provided, however, that the time specified in the Award Agreement shall not be less than thirty (30) days. In the absence of a specified time in the Award Agreement, the Stock Appreciation Right shall remain exercisable for three (3) months following the Awardee’s termination. If, on the date of termination, the Awardee is not vested as to his or her entire Stock Appreciation Right, the Shares covered by the unvested portion of the Stock Appreciation Right shall revert to the Plan. If, after termination, the Awardee does not exercise his or her Stock Appreciation Right within the time specified by the Committee, the Stock Appreciation Right shall terminate, and the Shares covered by such Stock Appreciation Right shall revert to the Plan.
7.3
Stock Appreciation Rights Granted In Connection With Options. The following provisions apply to all Stock Appreciation Rights that are granted in connection with Options:
(a)
A Stock Appreciation Right granted in connection with an Option must be granted on the same Date of Grant as the Option to which it relates.
(b)
A Stock Appreciation Right granted in connection with an Option shall entitle the Awardee, upon exercise of all or any part of the Stock Appreciation Right, to surrender to the Company unexercised that portion of the underlying Option relating to the same number of Shares as is covered by the Stock Appreciation Right (or the portion of the Stock Appreciation Right so exercised) and to receive in exchange from the Company an amount equal to the excess of (x) the Fair Market Value on the date of exercise of the Shares covered by the surrendered portion of the underlying Option over (y) the exercise price of the Shares covered by the surrendered portion of the underlying Option.

(c)
Upon the exercise of a Stock Appreciation Right and surrender of the related portion of the underlying Option, the Option, to the extent surrendered, shall not thereafter be exercisable.
(d)
Subject to any further conditions upon exercise imposed by the Committee, a Stock Appreciation Right shall be exercisable only to the extent that the related Option is exercisable and a Stock Appreciation Right shall lapse or be forfeited no later than the date on which the related Option lapses or is forfeited.
(e)
A Stock Appreciation Right shall terminate and shall no longer be exercisable upon the exercise of the related Option.
(f)
The Stock Appreciation Right is only transferable when the related Options are otherwise transferable.
(g)
A Stock Appreciation Right may only be exercised at a time when the Fair Market Value of the Shares covered by the Stock Appreciation Right exceeds the exercise price of the Shares covered by the underlying Option.
7.4
Form of Payment. The manner in which the Company’s obligation arising upon the exercise of a Stock Appreciation Right shall be paid shall be determined by the Committee and shall be set forth in the Award Agreement. The Award Agreement may provide for payment in (i) Shares, (ii) cash, (iii) a fixed combination of Shares or cash, or (iv) the Committee may reserve the right to determine the manner of payment at the time the Stock Appreciation Right is exercised. Shares issued upon the exercise of a Stock Appreciation Right shall be valued at their Fair Market Value on the date of exercise. Any Shares issued upon exercise of a Stock Appreciation Right shall be issued in the name of the Awardee or, if requested by the Awardee, in the name of the Awardee and his or her spouse. Until Shares are issued (as evidenced by the appropriate entry on the books of the Company or of a duly authorized transfer agent of the Company), in payment of a Stock Appreciation Right, no right to vote or receive dividends or any other rights as a shareholder shall exist with respect to the Stock Appreciation Right, notwithstanding the exercise of the Stock Appreciation Right. The Company shall issue (or cause to be issued) Shares that are to be issued in payment of a Stock Appreciation Right promptly after the Stock Appreciation Right is exercised. No adjustment will be made for a dividend or other right for which the record date is prior to the date the Shares are issued, except as provided in Article 12 of the Plan.
7.5
Procedure for Exercise; Rights As a Shareholder. A Stock Appreciation Right shall be deemed exercised when the Company receives a written or electronic notice of exercise (in accordance with the Award Agreement) from the person entitled to exercise the Stock Appreciation Right. In addition, if the Stock Appreciation Right provides for the delivery of Shares in settlement of the Company’s obligation under the Stock Appreciation Right, prior to the delivery of Shares, the Company must also receive from the person entitled to exercise the Stock Appreciation Right any other written representations, covenants, and undertakings that the Company may prescribe in the Award Agreement.

7.6
Modifications Generally Prohibited. Once granted, no Modification shall be made in respect to any Stock Appreciation Right if such Modification would result in the Stock Appreciation Right constituting a deferral of compensation or having an additional deferral feature within the meaning of applicable Treasury Regulations under Code Section 409A.
ARTICLE 8
Restricted Stock
8.1
Generally. Subject to the limitations of the Plan, the Committee may make grants of Restricted Stock to Service Providers.
8.2
Administration. Shares of Restricted Stock may be granted either alone or in addition to other Awards granted under the Plan. The Committee shall determine the Service Providers to whom, and the time(s) at which grants of Restricted Stock will be made, the number of shares to be awarded to any Service Provider, the amount of the consideration (if any) that is to be paid, the time(s) within which, and the conditions under which such Restricted Stock may be subject to forfeiture, and any other terms and conditions of the Awards, in addition to those contained in this Article 8.
8.3
Awards and Certificates. As a condition to the grant of Restricted Stock under the Plan, each Awardee shall execute and deliver to the Company (i) an agreement in form and substance satisfactory to the Committee reflecting the conditions and restrictions imposed upon the Shares awarded, (ii) the consideration, if any, to be paid for the Shares, and (iii) any other written representations, covenants, and undertakings that the Committee may prescribe in the Restricted Stock Agreement. Certificates for Shares delivered pursuant to such Awards may, if the Committee so determines, bear a legend referring to the restrictions and the instruments to which such Shares of Restricted Stock are subject.
8.4
Form of Consideration. The consideration for Restricted Stock (if any) shall consist entirely of cash.
8.5
Notification under Code Section 83(b). If, in connection with a grant of Restricted Stock, the Awardee makes the election permitted under Code Section 83(b) to include in such Awardee’s gross income in the year of transfer the amounts specified in Code Section 83(b), then such Awardee shall notify the Company of such election within ten (10) days of filing the notice of the election with the Internal Revenue Service, in addition to any filing and notification required pursuant to regulations issued under Code Section 83(b). The Committee may, in connection with the grant of Restricted Stock or at any time thereafter prior to such an election being made, prohibit an Awardee from making the election described above.
8.6
Buyout Provisions. The Committee may at any time offer to buy out for a payment in cash, Restricted Stock previously granted based on such terms and conditions as the Committee shall establish and communicate to the Awardee at the time that such offer is made.
8.7
Terms and Conditions. Subject to the provisions of the Plan and the applicable Restricted Stock Agreement, during a period set by the Committee, commencing with the date of such Award (the “Restriction Period”), unless the Committee has determined otherwise, the Awardee shall not be permitted to sell, assign, transfer, pledge or otherwise encumber shares of Restricted Stock. The Committee may provide for the lapse of such restrictions in installments or otherwise and may accelerate or waive such restrictions, in whole or in part, in each case based on period of service, performance of the Awardee or of the Company for which the Awardee is employed or such other factors or criteria as the Committee may determine. If the Committee grants Restricted Stock that is immediately transferable, the Restricted Stock Agreement shall contain such additional terms and conditions regarding transferability as the Committee deems appropriate.

8.8
Rights as a Shareholder. Except as otherwise provided in this Plan and the applicable Restricted Stock Agreement, the Awardee shall have, with respect to the Shares of Restricted Stock, all of the rights of a stockholder of the Company holding the class or series of stock that is the subject of the Restricted Stock, including, if applicable, the right to vote the Shares and the right to receive any cash dividends. Absent a provision regarding the disposition of dividends in the applicable Restricted Stock Agreement, any dividend payable with respect to Restricted Stock shall be paid to the Service Provider no later than the end of the calendar year in which the same dividends on Shares are paid to the shareholders of such Shares generally, or if later, the 15th day of the third month following the date on which the same dividends on Shares are paid to the Shares’ shareholders.
8.9
Termination for Cause. If a Service Provider is terminated for Cause, any Restricted Stock previously granted to the Service Provider that remains unvested as of the date of termination shall be forfeited effective immediately upon such termination.
8.10
Termination Other Than for Cause. Except as otherwise provided in the applicable Restricted Stock Agreement or as determined by the Committee, if a Service Provider ceases to be a Service Provider other than for Cause, any Restricted Stock previously granted to the Service Provider that remains unvested as of the date of cessation shall be forfeited immediately upon such cessation.
ARTICLE 9
Restricted Stock Units
9.1
Generally. Subject to the limitations of the Plan, the Committee may make grants of Restricted Stock Units to Service Providers. A Restricted Stock Unit is the grant of a right to receive a Share or the Fair Market Value in cash of a Share, in the future, at such time and contingent upon such terms as the Committee shall establish.
9.2
Administration. Restricted Stock Units may be granted either alone or in addition to other Awards granted under the Plan. The Committee shall determine the Service Providers to whom, and the time(s) at which grants of Restricted Stock Units will be made, the number of Restricted Stock Units to be awarded to any Service Provider, the time(s) within which, and the conditions under which such Restricted Stock Unit may be subject to forfeiture, and any other terms and conditions of the Awards, in addition to those contained in this Article 9.
9.3
Terms and Conditions. The Committee shall establish as to each grant of Restricted Stock Units the terms and conditions upon which such Restricted Units shall become vested. The Committee may base the vesting of Restricted Stock Units upon (i) the continued employment or service of the Awardee, (ii) the achievement of performance objectives, or (iii) a combination thereof. The Committee may provide for the vesting of Restricted Stock Units in installments or otherwise and may accelerate or waive such restrictions, in whole or in part, in each case based on period of service, performance of the Awardee or of the Company for which the Awardee is employed or such other factors or criteria as the Committee may determine.

9.4
Dividend Equivalents. If (and only if) expressly authorized in the applicable Award Agreement, in the event that the Company pays any cash or other dividend or makes any other distribution in respect of the Shares, a Service Provider will be credited with an additional number of Restricted Stock Units (including fractions thereof) determined by dividing (i) the amount of cash, or the value (as determined by the Committee) of any securities or other property, paid or distributed in respect of a Share by (ii) the Fair Market Value of a Share for the date of such payment or distribution, and multiplying the result of such division by (iii) the number of Restricted Stock Units that were credited to a Service Provider immediately prior to the date of the dividend or other distribution. Credits shall be made effective as of the date of the dividend or other distribution in respect of the Shares to the bookkeeping account to which the Service Provider’s Restricted Stock Units are credited. Dividends credited to a Service Provider shall be subject to the same restrictions and shall be distributed at the same time and in the same manner as the Restricted Stock Units to which they relate.
9.5
Non-Transferability. Restricted Stock Units may not be sold, pledged, assigned, hypothecated, transferred, or disposed of in any manner.
9.6
No Rights as a Shareholder. A Service Provider who is to receive settlement of his or her vested Restricted Stock Units by the delivery of Shares shall have no rights as a shareholder of the Company until the Shares are actually issued to the Service Provider pursuant to the terms of the applicable Award Agreement. The Shares may be issued without consideration.
9.7
Termination for Cause. If a Service Provider is terminated for Cause, any Restricted Stock Units previously granted to the Service Provider that have not been settled by the delivery of cash or Shares shall be forfeited effective immediately upon such termination.
9.8
Termination Other Than for Cause. Except as otherwise provided in the applicable Award Agreement or as determined by the Committee, if a Service Provider ceases to be a Service Provider other than for Cause, any Restricted Stock Units previously granted to the Service Provider that remain unvested as of the date of cessation shall be forfeited immediately upon such cessation.
9.9
Form of Payment. The manner in which the Company shall settle its obligation (if any) arising out of the grant of a grant of Restricted Stock Units shall be determined by the Committee and shall be set forth in the Award Agreement. The Award Agreement may provide for payment in (i) Shares, (ii) cash, (iii) a fixed combination of Shares or cash, or (iv) the Committee may reserve the right to determine the manner of payment at the time that the Restricted Stock Units are settled.
(a)
Shares issued in settlement of Restricted Stock Units shall be valued at (i) their Fair Market Value on the date of payment for purposes of determining the amount of compensation paid to the Awardee, and (ii) as provided in the Award Agreement for any other purpose.
(b)
In addition, if the Award Agreement for a grant of Restricted Stock Units provides for the delivery of Shares in settlement of the Company’s obligation under the Award, prior to the delivery of any Shares, the Company must also receive from the Awardee any other written representations, covenants, and undertakings that the Company may prescribe in the Award Agreement.

(c)
Any Shares issued upon settlement of Restricted Stock Units shall be issued in the name of the Awardee or, if requested by the Awardee, in the name of the Awardee and his or her spouse. Until Shares are actually issued (as evidenced by the appropriate entry on the books of the Company or of a duly authorized transfer agent of the Company), in settlement of Restricted Stock Units, no right to vote or receive dividends or any other rights as a shareholder shall exist with respect to the Award. No adjustment will be made for a dividend or other right for which the record date is prior to the date the Shares are issued, except as provided in Article 12 of the Plan.
ARTICLE 10
Performance Awards
10.1
Generally. Subject to the limitations of the Plan, the Committee may make grants of Performance Awards to Service Providers. A Performance Award shall consist of the right to receive a payment that is contingent upon the attainment of one or more performance objectives during a Performance Period. Performance Awards may be denominated in cash (e.g., units valued at $100 at target level of performance) or Shares. Each grant of Performance Awards shall be evidenced by an Award Agreement, which shall set forth the terms and conditions of the Performance Award.
10.2
Establishment of Performance Criteria. On or prior to the Date of Grant of a Performance Award, the Committee shall establish for such Performance Award:
(a)
The Performance Period;
(b)
One or more performance objectives;
(c)
The formula for determining the amount or amounts that shall be earned under the Performance Award, if any, based upon the degree of attainment of the applicable performance objectives;
(d)
The conditions under which an Awardee shall forfeit the Performance Award;
(e)
Such other terms and conditions that the Committee shall establish.
10.3
Performance Objectives. Performance objectives may include a threshold level of performance below which no payout or vesting will occur, target levels of performance at which a full payout of full vesting will occur, and/or a maximum level of performance at which a specified additional payout or vesting will occur. Unless otherwise provided in the Award Agreement, the Committee shall have the right to reduce or increase the amount payable to an Awardee with respect to an Award from the amount that would be payable by application of the Award’s formula.
10.4
Determination of Award Amount. At the expiration of the Performance Period, the Committee shall determine (i) the extent to which the predetermined performance objectives have been achieved during the Performance Period, (ii) the resulting value of the Performance Awards, and (iii) the payment, if any, owed to the Awardee.

10.5
Non-Transferability. Performance Awards may not be sold, pledged, assigned, hypothecated, transferred, or disposed of in any manner.
10.6
Form of Payment. The manner in which the Company shall settle its obligation (if any) arising out of the grant of a Performance Award shall be determined by the Committee and shall be set forth in the Award Agreement. The Award Agreement may provide for payment in (i) Shares, (ii) cash, (iii) a fixed combination of Shares or cash, or (iv) the Committee may reserve the right to determine the manner of payment at the time the Performance Award is settled.
(a)
Shares issued in settlement of a Performance Award shall be valued at (i) their Fair Market Value on the date of payment for purposes of determining the amount of compensation paid to the Awardee, and (ii) as provided in the Award Agreement for any other purpose (e.g., for purpose of converting a Performance Award denominated in cash into Shares for purposes of payment).
(b)
In addition, if the Award Agreement for a Performance Award provides for the delivery of Shares in settlement of the Company’s obligation under the Award, prior to the delivery of any Shares, the Company must also receive from the Awardee any other written representations, covenants, and undertakings that the Company may prescribe in the Award Agreement.
(c)
Any Shares issued upon settlement of Performance Awards shall be issued in the name of the Awardee or, if requested by the Awardee, in the name of the Awardee and his or her spouse. Until Shares are actually issued (as evidenced by the appropriate entry on the books of the Company or of a duly authorized transfer agent of the Company), in settlement of a Performance Award grant, no right to vote or receive dividends or any other rights as a shareholder shall exist with respect to the Award. No adjustment will be made for a dividend or other right for which the record date is prior to the date the Shares are issued, except as provided in Article 12 of the Plan.
ARTICLE 11
Bonus Shares
11.1
Generally. Subject to the limitations of the Plan, the Committee may grant Bonus Shares to any Service Provider, in such amount and upon such terms, at any time and from time to time as the Committee in its sole discretion shall determine.
11.2
Awards and Certificates. Prior to the delivery of any Shares to the Awardee in payment of a grant of Bonus Shares, the Company must receive from the Awardee any other written representations, covenants, and undertakings that the Company may prescribe in the Award Agreement. Any Shares issued with respect to a grant of Bonus Shares shall be issued in the name of the Awardee or, if requested by the Awardee, in the name of the Awardee and his or her spouse. Until Shares are actually issued (as evidenced by the appropriate entry on the books of the Company or of a duly authorized transfer agent of the Company), no right to vote or receive dividends or any other rights as a shareholder shall exist with respect to the Award. No adjustment will be made for a dividend or other right for which the record date is prior to the date the Shares are issued, except as provided in Article 12 of the Plan.

11.3
Non-Transferability. Until actually delivered to the Awardee, Bonus Shares may not be sold, pledged, assigned, hypothecated, transferred, or disposed of in any manner.
ARTICLE 12
Adjustments Upon Changes in Capitalization, Dissolution, Merger or Asset Sale
12.1
Changes in Capitalization. Subject to any required action by the shareholders of the Company, the number of Shares covered by each outstanding Award, and the number of Shares which have been authorized for issuance under the Plan but as to which no Awards have yet been granted or which have been returned to the Plan as well as the price per Share covered by each outstanding Option and the base amount per Share of each Stock Appreciation Right, shall be proportionately adjusted for any increase or decrease in the number of issued Shares resulting from a stock split, reverse stock split, stock dividend, combination or reclassification of the Share, or any other increase or decrease in the number of issued Shares effected without receipt of consideration by the Company; provided, however, that conversion of any convertible securities of the Company shall not be deemed to have been “effected without receipt of consideration”; provided, however, that with respect to Incentive Stock Options, no such adjustment shall be authorized to the extent that such adjustment would cause the Plan to violate Code Section 422(b)(1); provided further, that with respect to Options and Stock Appreciation Rights, no such adjustment shall be authorized to the extent such adjustment would cause the Options and Stock Appreciation Rights to become “deferred compensation” subject to Code Section 409A. Such adjustment shall be made by the Committee, whose determination in that respect shall be final, binding and conclusive. Except as expressly provided herein, no issuance by the Company of shares of stock of any class, or securities convertible into shares of stock of any class, shall affect, and no adjustment by reason thereof shall be made with respect to, the number or price of Shares subject to an Award.
ARTICLE 13
Cancellation and Rescission of Awards
13.1
Cancellation of Awards. Unless the Award Agreement specifies otherwise, the Committee may cancel, rescind, suspend, withhold, or otherwise limit or restrict any unexercised (in the case of Options or Stock Appreciation Rights), unvested, or unpaid Award at any time if the Awardee is not in compliance with all applicable provisions of the Award Agreement and the Plan, or if the Awardee has engaged in any Adverse Conduct.
13.2
Certification of Compliance May Be Required. Upon exercise, payment or delivery pursuant to an Award, the Committee may require the Awardee to certify, in a manner acceptable to the Company, that the Awardee is in compliance with the terms and conditions of the Plan.
13.3
Rescission of Awards. Unless the Award Agreement specifies otherwise, for a period of two (2) years following the exercise, payment or delivery of an Award (the “Rescission Period”), the Committee may rescind any such exercise, payment, or delivery of the Award upon its determination that the Awardee has engaged in Adverse Conduct prior to the delivery of the Award or during the Rescission Period. In the event of any such rescission, the Awardee shall pay to the Company the amount of any gain realized or payment received as a result of the rescinded exercise, payment or delivery, in such manner and on such terms and conditions as may be required.

ARTICLE 14
Change in Control Provisions
14.1
In the event of a merger or Change in Control, each outstanding Award will be treated as the Committee determines, including, without limitation, that each Award be assumed or an equivalent option or right substituted by the successor corporation or a Parent or Subsidiary of the successor corporation. The Committee will not be required to treat all Awards similarly in the transaction.
14.2
In the event that the successor corporation does not assume or substitute for the Award, the Awardee will fully vest in and have the right to exercise all of his or her outstanding Options and Stock Appreciation Rights, including Shares as to which such Awards would not otherwise be vested or exercisable, all restrictions on Restricted Stock and Restricted Stock Units will lapse, and, with respect to Awards with performance-based vesting, all performance goals or other vesting criteria will be deemed achieved at one hundred percent (100%) of target levels and all other terms and conditions met. In addition, if an Option or Stock Appreciation Right is not assumed or substituted in the event of a Change in Control, the Committee will notify the Awardee in writing or electronically that the Option or Stock Appreciation Right will be fully vested and exercisable for a period of time determined by the Committee in its sole discretion, and the Option or Stock Appreciation Right will terminate upon the expiration of such period.
14.3
For the purposes of this Article 14, an Award will be considered assumed if, following the Change in Control, the Award confers the right to purchase or receive, for each Share subject to the Award immediately prior to the Change in Control, the consideration (whether stock, cash, or other securities or property) received in the Change in Control by holders of Series A Non-Voting Preferred Shares for each Share held on the effective date of the transaction (and if holders were offered a choice of consideration, the type of consideration chosen by the holders of a majority of the outstanding Shares); provided, however, that if such consideration received in the Change in Control is not solely common stock of the successor corporation or its Parent, the Committee may, with the consent of the successor corporation, provide for the consideration to be received upon the exercise of an Option or Stock Appreciation Right or upon the payout of a Restricted Stock Unit, or Performance Award, for each Share subject to such Award (or in the case of an Award settled in cash, the number of implied shares determined by dividing the value of the Award by the per share consideration received by holders of Series A Non-Voting Preferred Stock in the Change in Control), to be solely common stock of the successor corporation or its Parent equal in fair market value to the per share consideration received by holders of Series A Non-Voting Preferred Stock in the Change in Control.
14.4
Notwithstanding anything in this Article 14 to the contrary, an Award that vests, is earned or paid-out upon the satisfaction of one or more performance goals will not be considered assumed if the Company or its successor modifies any of such performance goals without the Awardee’s consent; provided, however, a modification to such performance goals only to reflect the successor corporation’s post-Change in Control corporate structure will not be deemed to invalidate an otherwise valid Award assumption.
ARTICLE 15
Amendment and Termination of the Plan

15.1
Amendment and Termination. The Board may at any time amend, alter, suspend or terminate the Plan.
15.2
Shareholder Approval. The Company shall obtain shareholder approval of any Plan amendment to the extent necessary and desirable to comply with Applicable Laws.
15.3
Effect of Amendment or Termination. No amendment, alteration, suspension or termination of the Plan shall impair the rights of any Awardee, unless mutually agreed otherwise between the Awardee and the Committee, which agreement must be in writing and signed by the Awardee and the Company. Termination of the Plan shall not affect the Committee’s ability to exercise the powers granted to it hereunder with respect to Awards granted under the Plan prior to the date of such termination.
ARTICLE 16
Conditions Upon Issuance of Shares
16.1
Legal Compliance. Shares shall not be issued pursuant to the exercise of an Award unless the exercise of such Award and the issuance and delivery of such Shares shall comply with Applicable Laws and shall be further subject to the approval of counsel for the Company with respect to such compliance. Under no circumstances shall the Company be obligated to effect or maintain any registration under the Securities Act or other similar Applicable Laws.
16.2
Investment Representations. As a condition to the exercise of an Award, the Company may require the person exercising such Award to represent and warrant at the time of any such exercise that the Shares are being purchased only for investment and without any present intention to sell or distribute such Shares if, in the opinion of counsel for the Company, such a representation is required.
16.3
Restrictions on Share Transferability. The Committee may include in the Award Agreement such restrictions on any Shares acquired pursuant to the exercise or vesting of an Award as it may deem advisable, including restrictions under applicable federal securities laws.
16.4
Shareholder Agreement. To the extent Shares are issued pursuant to any Award Agreement under the Plan, receipt of such Shares shall be conditioned upon execution of any existing Company shareholder agreement by the person exercising such Award.
ARTICLE 17
Additional Provisions
17.1
Term of Plan. Subject to Section 18.6 of the Plan, the Plan shall become effective upon its adoption by the Board. It shall continue in effect for a term of ten (10) years unless terminated earlier under Article 16 of the Plan.
17.2
Unfunded Status of Plan. It is intended that the Plan shall constitute an “unfunded” plan for incentive and deferred compensation. The Committee may authorize the creation of trusts or other arrangements to meet the obligations created under the Plan to deliver stock or make payments; provided, however, that the existence of such trusts or other arrangements is consistent with the “unfunded” status of the Plan.

17.3
No Right to Continue As A Service Provider. Neither the Plan nor any Award shall confer upon an Awardee any right with respect to continuing the Awardee’s relationship as a Service Provider with the Company, nor shall they interfere in any way with the Awardee’s right or the Company’s right to terminate such relationship at any time, with or without Cause.
17.4
Inability to Obtain Authority. The inability or failure of the Company to obtain authority from any regulatory body having jurisdiction, which authority is deemed by the Company’s counsel to be necessary to the lawful issuance and sale of any Shares hereunder, shall relieve the Company of any liability in respect of the failure to issue or sell such Shares as to which such requisite authority shall not have been obtained.
17.5
Reservation of Shares. The Company, during the term of this Plan, will at all times reserve and keep available such number of Shares as shall be sufficient to satisfy the requirements of the Plan.
17.6
Shareholder Approval. The Plan shall be subject to approval by the shareholders of the Company within twelve (12) months after the date the Plan is adopted. Such shareholder approval shall be obtained in the manner and to the degree required under Applicable Laws. If such shareholder approval is not obtained, all Awards granted under the Plan shall be cancelled.
17.7
No Right to Participation. No Employee, Director or Consultant shall have the right to be selected to receive an Award, or, having been so selected, to be selected to receive a future Award.
17.8
Successors. All obligations of the Company under the Plan with respect to Awards granted hereunder shall be binding on any successor to the Company, whether the existence of such successor is the result of a direct or indirect purchase, merger, consolidation, or otherwise of all or substantially all of the business or assets of the Company.
17.9
Severability. If any part of the Plan is declared by any court or governmental authority to be unlawful or invalid, such unlawfulness or invalidity shall not invalidate any other part of the Plan. Any Section or part of a Section so declared to be unlawful or invalid shall, if possible, be construed in a manner which will give effect to the terms of such Section or part of a Section to the fullest extent possible while remaining lawful and valid.
17.10
Designation of Beneficiary. The Committee may establish procedures allowing an Awardee to designate a beneficiary or beneficiaries to exercise any Award or receive any payment under any Award payable on or after the Awardee’s death.
17.11
Governing Law. The Plan shall be construed in accordance with and governed by the laws of the State of Delaware.
17.12
Code Section 409A. To the extend that any Award shall constitute “deferred compensation” subject to Code Section 409A, such Award shall be administered in accordance with the requirements of Code section 409A(a)(2)(A)(i), which prohibits the distribution of compensation subject to Code section 409A to a "specified employee" of a publicly traded company any earlier than six months after the date of separation of service in the case of a distribution by reason of a separation of service.

Executed this 31st day of December, 2016.

iCONSUMER CORP.

By:	/s/ Robert N. Grosshandler

Its:	President